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                                                                   EXHIBIT 10.26

                               SURRENDER AGREEMENT

            AGREEMENT made as of this 23rd day of January, 2001 between CFG/AGSCB 75 NINTH AVENUE, LLC., having an office c/o ATC Management, LLC, 88 Tenth Avenue, New York, New York 10011 ("Lessor") and DreamLife, Inc. (formerly known as GHS, INC.) having an office at 75 Ninth Avenue, New York, New York 10011 ("Lessee").

                              W I T N E S S E T H :
                              - - - - - - - - - -

            WHEREAS, Lessor's predecessor in interest, CFG/AGSCB CHELSEA NINTH L.L.C, and Lessee executed that certain lease, dated as of May 21, 1999, (hereinafter called the: "Lease"), covering a portion of the third (3rd) floor as more particularly described in the Lease (the "Premises") in the building known by the street address 75 Ninth Avenue, New York, New York (a/k/a Chelsea Market) (hereinafter called the "Building"), for a term to expire on August 31, 2004;

            and WHEREAS, Lessor and Lessee desire Lessee surrender the Premises to Lessor as of the Surrender Date (as hereinafter defined) or earlier if Lessor exercises its option to accelerate the Surrender Date as hereinafter provided, and Lessor is willing to accept such surrender upon all of the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, Lessor and Lessee, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

            1. Effective as of the surrender date which shall be six (6) months from the date hereof ("Surrender Date"), Lessee shall vacate and surrender to Lessor all of Lessee's right, title and interest in and to the Lease and the Premises, to the intent and purpose that the estate of Lessee in and to the Lease and the Premises shall be wholly extinguished as if the Surrender Date as if the Surrender Date were the Expiration Date under the Lease, and Lessor shall return the Security Deposit, if any, to Lessee as provided in the Lease.

            2. During said six (6) month period from the date hereof, Lessor shall have option to accelerate the termination of the Lease upon two (2) month's notice given to Lessee in accordance with Article 28 of the Lease (the "Termination Notice"), and upon the giving of the Termination Notice, the Lease shall terminate on the accelerated surrender date (the "Accelerated Surrender Date") in the same manner as if the Accelerated Surrender Date was the Surrender Date.

            3. In consideration of the granting to Lessor of the option to terminate this Lease as of the Accelerated Surrender Date, Lessor shall pay to Lessee on execution of this Agreement the sum of Seventy Five Thousand and 00/100 ($75,000.00) Dollars.

            4. On the Surrender Date or the Accelerated Surrender Date, as the case may be, the Premises shall be delivered to Lessor vacant and free and clear of all occupancies and tenancies in accordance with the terms of Lease. Lessee may also remove all of Lessee's movable trade fixtures, movable furniture and movable


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equipment from the Premises prior to the Surrender Date or the Accelerated
Surrender Date, as the case may be, and shall leave all property and fixtures required to be left in the Premises pursuant to terms of Lease.

            5. If Lessor shall exercise its option to terminate the Lease as of the Accelerated Surrender Date Lessor shall, on the next business day following the Accelerated Surrender Date, return the Security Deposit, if any, as provided in the Lease and shall pay to Lessee a termination payment in the sum of $340,000.00 provided that no such amount shall be due unless Lessee has vacated the Premises on or before the Accelerated Surrender Date and Lessor shall. If Lessor shall not exercise such option, then there shall be no such payment on the Surrender Date.

            6. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. This Agreement shall not be binding upon Lessor unless and until it has been executed by Lessor and delivered to Lessee.

            7. The covenants, conditions, provisions and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

            8. Time is of the essence with respect to the surrender of the Lease and Premises in accordance with this Agreement.

            IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement as of the day and year first above written.


                                          CFG/AGSCB 75 NINTH AVENUE,
                                          LLC., LANDLORD
                                          By: ATC Management, LLC., As Agent



  /s/ Cindy Mulraney                      By: /s/ Irwin B. Cohen
---------------------------------            -----------------------------------
Witness for Lessor                           Name:  Irwin B. Cohen
                                             Title: Manager


                                          DREAMLIFE, INC. formerly known as
                                          GHS, INC.,

  /s/ [ILLEGIBLE]                         By: /s/ Philicia G. Levinson
---------------------------------            -----------------------------------
Witness for Lessee                           Name:  Philicia G. Levinson
                                             Title: Senior VP, Chief Financial
                                                    Officer